Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-261372 and 333-284499) of DLocal Limited of our report dated April 24, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Price Waterhouse & Co. S.R.L.

/s/ Mario Angel Julio

Partner

Buenos Aires, Argentina

April 24, 2025

Price Waterhouse & Co. S.R.L., Bouchard 557, piso 8°, C1106ABG - Ciudad de Buenos Aires

T: +(54.11) 4850.0000, www.pwc.com/ar